Exhibit 10.10

FORM OF WARRANTS PURCHASE AGREEMENT

THIS WARRANTS PURCHASE AGREEMENT, dated as of [ ● ], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Flame Acquisition Corp., a Delaware corporation (the “Company”), and each of the individuals listed on Schedule A hereto (each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one-half of one warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, as listed on Schedule A hereto, each Purchaser has agreed to purchase from the Company an aggregate of 70,000 warrants (or up to 77,500 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Warrants”), each Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Article I.
Authorization, Purchase and Sale; Terms of the Warrants.

Section 1.01Authorization of the Warrants. The Company has duly authorized the issuance and sale of the Warrants to the Purchaser.

Section 1.02Purchase and Sale of the Warrants.

(a)As payment in full for the 70,000 Warrants being purchased under this Agreement, each Purchaser shall pay $70,000 (the “Purchase Price”), by wire transfer of immediately available funds, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by J.P. Morgan Chase Bank, N.A. with American Stock Transfer & Trust Company, LLC acting as trustee, at least one (1) business day prior to the Initial Closing Date (as defined below) or on such earlier time and date as may be mutually agreed by the Purchase and the Company.

(b)In the event that the over-allotment option is exercised in full or in part, each Purchaser shall purchase up to an additional 7,500 Warrants (the “Additional Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Warrants, as payment in full for the Additional Warrants being purchased hereunder, and at least one (1) business day prior to the Over-allotment Closing Date (as defined below), Purchaser shall pay $1.00 per Additional Warrant, up to an aggregate amount of approximately $7,500, by wire transfer of immediately available funds, to the Trust Account.

(c)The closing of the purchase and sale of the Warrants shall take place simultaneously with the closing of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (such closing date, the “Over-allotment Closing Date” and together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Warrants and the Additional Warrants shall take place at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas, 77002, or such other place as may be agreed upon by the parties hereto.

Section 1.03Terms of the Warrants.

(a)The Warrants shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(b)At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Warrants and the Shares underlying the Warrants.

Article II.
Representations and Warranties of the Company

As a material inducement to the Purchaser to enter into this Agreement and purchase the Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Dates) that:

Section 2.01Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

Section 2.02Authorization; No Breach.

(a)The execution, delivery and performance of this Agreement and the Warrants have been duly authorized by the Company as of the Closing Dates. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(b)The execution and delivery by the Company of this Agreement and the Warrants, the issuance and sale of the Warrants, the issuance of the Shares upon exercise of the Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to (i) the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), (ii) any law, statute, rule or regulation to which the Company is subject, or (iii) any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws, except with respect to clauses (ii) and (iii) above, where such default, violation or conflict would not reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.

Section 2.03Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Warrants and the Shares issuable upon exercise of such Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

Section 2.04Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Article III.
Representations and Warranties of the Purchaser

As a material inducement to the Company to enter into this Agreement and issue and sell the Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

Section 3.01Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

Section 3.02Authorization; No Breach.

(a)This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(b)The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

Section 3.03Investment Representations.

(a)The Purchaser is acquiring the Warrants and, upon exercise of the Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(b)The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(c)The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(d)The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(e)The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(f)The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(h)The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(i)The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Article IV.
Conditions of the Purchaser’s Obligations

The obligations of the Purchaser to purchase and pay for the Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

Section 4.01Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct at and as of the Closing Dates as though then made.

Section 4.02Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Dates.

Section 4.03No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 4.04Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement on terms satisfactory to the Purchaser.

Article V.
Conditions of the Company’s Obligations

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

Section 5.01Representations and Warranties. The representations and warranties of the Purchaser contained in Article III shall be true and correct at and as of the Closing Dates as though then made.

Section 5.02Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Dates.

Section 5.03No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 5.04Registration Rights Agreement. The Purchaser shall have entered into the Registration Rights Agreement.

Article VI.
Termination

This Agreement may be terminated at any time after June 30, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party, if the closing of the Public Offering does not occur prior to such date.

Article VII.
Survival of Representations and Warranties

All of the representations and warranties contained herein shall survive the Closing Dates.

Article VIII.
Definitions

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Article IX.
Miscellaneous

Section 9.01Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

Section 9.02Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.03Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Section 9.04Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 9.05Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

Section 9.06Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

FLAME ACQUISITION CORP.

By:
Name:	Gregory D. Patrinely
Title:	Chief Financial Officer and Secretary

[PURCHASER]

Name:
Title:

[Signature Page to Warrant Purchase Agreement]

Schedule A

Individual	Number of Private Placement Warrants Purchased	Number of Private Placement Warrants Purchased Assuming Underwriters’ Over-Allotment Option is Exercised in Full
Gregory D. Patrinely	70,000	77,500
Michael E. Dillard	70,000	77,500
Gregory P. Pipkin	70,000	77,500
Christopher B. Sarofim	70,000	77,500
Caldwell Flores	70,000	77,500
TOTAL	350,000	387,500